SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 23, 2005

(Date of report)

February 17, 2005

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2005, our Board of Directors (Board) approved the (i) ONEOK, Inc. Equity Compensation Plan (Plan), subject to approval by our shareholders, and (ii) an amendment to the ONEOK, Inc. Employee Stock Purchase Plan (ESPP), also subject to approval by our shareholders. The Plan and the ESPP documents are filed as exhibits to this Current Report on Form 8-K.

Equity Compensation Plan - The Plan will replace the existing ONEOK, Inc. Long-Term Incentive Plan, as amended, that was originally approved by our shareholders in 1995 (1995 Plan). The 1995 Plan will continue in effect, subject to the limitations of the remaining shares of our common stock authorized thereunder. At February 21, 2005, there were approximately 923,000 shares remaining available for issuance under the 1995 Plan.

The purposes of the Plan are to provide incentives to enable us to attract, retain, motivate and reward eligible employees and non-employee directors and to give them an interest parallel to the interests of our shareholders. The Plan will be in effect until the Plan’s termination date of February 17, 2015, unless terminated sooner by the Board.

The Plan provides for the granting of stock-based compensation, including incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, restricted stock unit awards and performance unit awards to eligible employees and the granting of stock awards to non-employee directors.

The Plan contains a number of provisions that our Board believes are consistent with the interests of shareholders and sound corporate governance practices. These provisions include limitations on grants and awards, prohibitions on loans, prohibitions of “reload” options and prohibitions on repricings. The total number of shares of our common stock available for issuance under the Plan will be 3,000,000.

The Executive Compensation Committee of our Board will administer the Plan. The Committee members must be non-employee directors, must be independent under NYSE listing standards and must be “outside directors” under the applicable IRS regulations. The Committee has full power and authority to interpret, administer, construe and to issue awards under the Plan.

We intend to submit the Plan for shareholder consideration and approval at our 2005 annual meeting of shareholders scheduled for May 19, 2005.

Employee Stock Purchase Plan - The purpose of the ESPP is to provide eligible employees the opportunity to purchase our common stock at a discount.

Upon shareholder approval, the total number of shares reserved under the ESPP will be increased from 2,800,000 to 3,800,000 shares. There are no other changes to the ESPP. We intend to submit the amendment of the ESPP for shareholder consideration and approval at our 2005 annual meeting of shareholders scheduled for May 19, 2005.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1	ONEOK, Inc. Equity Compensation Plan.

10.2	ONEOK, Inc. Employee Stock Purchase Plan, as amended February 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: February 23, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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